                                                                 Exhibit 23.2

          CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789 and 333-24581); on Form S-3 (333-10383 and
333-14025); and on Form S-4 (333-13133) of U.S. Office Products Company of our report dated February 2, 1996, with respect to the financial statements of School Specialty, Inc. for the years ended December 31, 1995 and 1994 (not presented separately in the Registration Statements) which report appears in the Current Report on Form 8-K, dated April 25, 1997 of U.S. Office Products Company.


Milwaukee, Wisconsin                       ERNST & YOUNG LLP
April 24, 1997